Exhibit 99.1

[Letterhead of Thoratec Corporation]

THORATEC REPORTS SECOND QUARTER RESULTS

Company Announces Completion of $25 Million Stock Repurchase Program and Board
Approval for Additional $25 Million Repurchase Program

     (PLEASANTON, CA), July 29, 2004—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported results for the second quarter and first six months of 2004.

     Product sales for the quarter ended July 3, 2004 were $40.6 million, a 12 percent increase over sales of $36.2 million in the second quarter of 2003.

     Thoratec reported net income of $207,000, or $0.00 per share, in the second quarter of 2004, compared with net income of $1.0 million, or $0.02 per share, in the second quarter a year ago.

     Taxed cash earnings, a non-GAAP measure of our financial performance, which excludes, as applicable, legal settlement, merger and restructuring costs, impairment of intangibles, in-process R&D, and amortization of intangibles and takes into account the tax effect of these adjustments, were $2.1 million, or $0.04 per share, versus taxed cash earnings of $2.9 million, or $0.05 per share, in the same period a year ago. A reconciliation of this non-GAAP measure to our GAAP results is provided in the attached condensed consolidated financial statements.

     Our effective tax rates on a GAAP basis were 21 percent and 39 percent, respectively, for the three months ended July 3, 2004 and June 28, 2003. The effective tax rates on our taxed cash earnings for the same periods were 34 percent and 39 percent, respectively.

     The company also said it completed a $25 million stock buy-back program that began in February 2004, repurchasing approximately 2.2 million shares (in addition to the $60 million used to repurchase approximately 4.2 million shares in connection with our convertible notes offering in the second quarter). Thoratec’s board of directors has authorized a new program of up to $25 million to repurchase shares in the open market or in privately negotiated transactions.

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Thoratec Reports Second Quarter Results

     “Our ventricular assist device revenues were comparable to last year, reflecting slowness in the bridge-to-transplantation market. Our International Technidyne Corporation (ITC) division continued to deliver strong sales growth as revenues increased by 39 percent over the prior year,” noted D. Keith Grossman, president and chief executive officer of Thoratec.

     The company reported that approximately 34 HeartMate® XVE devices were implanted for Destination Therapy during the quarter, bringing to approximately 76 the total number of procedures performed in the first six months of 2004.

     “The Destination Therapy count for the quarter represents activity by more than ten new centers, as well as repeat activity by a number of centers at which implants occurred last quarter. In all, 34 centers have performed at least one Destination Therapy procedure this year, with nine having performed three or more.

     “Equally important, the overall patient outcomes continue to be very positive. The reported number of adverse events continues to decline, which speaks to device improvements and the broader sharing of best patient management practices among clinicians,” Grossman noted.

     “We continue to see growing market interest in the procedure and believe that as we continue to report on improving patient outcomes and device performance, an increasing number of centers will begin performing the procedure. In addition, we now have 23 leading centers participating in our HeartHope program, which is our partnership with centers to advance clinical, education and economic outcomes of Destination Therapy.

     “Finally, the dramatically improved Medicare reimbursement rates proposed for October 1 of this year should help to eliminate a significant barrier to Destination Therapy adoption.”

     Grossman said that ITC’s performance reflected growing market share in the hospital point-of-care and alternate site markets, the ramp up of ITC’s Hgb Pro testing system and the continued integration of IRMA® TruPoint products acquired last year. Without the effect of sales from the IRMA TruPoint line, year-over-year sales growth at ITC would have been 26 percent.

     For the first six months of fiscal 2004, Thoratec reported product sales of $83.4 million versus product sales of $72.2 million in the first six months of 2003.

     The company reported net income of $1.5 million, or $0.03 per share, in the first six months of 2004, compared with net income of $2.4 million, or $0.04 per share, in the same period last year. Taxed cash earnings for the period were $5.3 million, or $0.09 per share,

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Thoratec Reports Second Quarter Results

versus taxed cash earnings of $6.1million, or $0.11 per share, in the same period a year ago. Our effective tax rates for both GAAP and taxed cash earnings were 37 percent and 39 percent for the six months ended July 3, 2004 and June 28, 2003, respectively.

     The company reported that it has now implanted 17 patients in its clinical trials for the HeartMate II, the company’s next generation heart assist device, compared with six at the end of the first quarter. Currently, twelve patients are being supported by the device, one for nearly nine months. One patient has been transplanted successfully, and four have died due to factors unrelated to the device.

     The HeartMate II is designed to provide long-term cardiac support for patients who are in end-stage heart failure. It is an implantable LVAS (left ventricular assist system) powered by a rotary pump. It weighs approximately 12 ounces, making it significantly smaller than currently approved devices.

     “We are very encouraged by the initial results from this study,” noted Jeffrey Nelson, president of the company’s cardiovascular division. “The patient experience on the device has been very positive, and the recent approval to discharge patients supported by the device to their homes has been a catalyst for enrollment. In fact, seven of the trial patients have been discharged,” he added.

     “We recently met with the FDA and our investigators, and believe that based on the results from this Phase I trial, that we should be able to file later this quarter an investigational device exemption (IDE) to begin a pivotal Phase II trial, which we hope to expand to between 20 and 40 U.S. centers from the current ten centers,” he continued.

     The company also indicated that it expects to receive FDA approval to market the Thoratec® Implantable VAD (IVAD) in the very near future. An implantable version of the Thoratec VAD, the IVAD weighs less than a pound and is the smallest implantable pulsatile VAD currently available.

     Thoratec also reiterated its financial guidance for 2004. The company currently expects revenues for the full year to be in the range of $175-$180 million, which assumes approximately 200 Destination Therapy implants for the full year. The company is projecting earnings per share of $0.10-$0.13 on a GAAP basis for all of 2004, cash earnings, a non-GAAP financial measure defined and reconciled to GAAP below, of $20-$23 million, or $0.37-$0.42 per share, and taxed cash earnings of $13-$14 million, or $0.23-$0.26 per share.

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Thoratec Reports Second Quarter Results

MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES

     Thoratec management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenue generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development, and selling, general and administrative expenses. Two such measures are cash earnings and taxed cash earnings, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Cash earnings consist of GAAP income (loss) before taxes excluding, as applicable, legal settlement, merger, restructuring, impairment of intangibles, in-process R&D, and amortization of intangibles. Taxed cash earnings are cash earnings reduced by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

     Management believes it is useful in measuring Thoratec’s operations to exclude, as applicable, legal settlement, merger, restructuring, impairment of intangibles, in-process R&D, and amortization of intangibles because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.

     Management believes that cash earnings and taxed cash earnings provide useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.

     Thoratec will hold a conference call to discuss its financial results and operating activities to all interested parties at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) today hosted by Mr. Grossman and Wayne Boylston, senior vice president and chief financial officer.

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Thoratec Reports Second Quarter Results

     The teleconference can be accessed by calling (719) 457-2649. Please dial in 10 to 15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com or http://www.firstcallevents.com/service/ajwz408697154gf12.html. A replay of the conference call will be available through August 5, via http://www.thoratec.com or http://www.firstcallevents.com/service/ajwz408697154gf12.html, or by telephone at (719) 457-0820, passcode 659713.

     Thoratec Corporation is a world leader in products to treat cardiovascular disease with its Thoratec VAD and HeartMate LVAS with more than 8,500 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com

     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future financial performance or timelines and milestones for clinical trials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words “expects”, “projects”, “hope”, “believes” and other similar words. Actual results could differ materially based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the results of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, healthcare reimbursement and coverage policies and acquisition activities. These factors, and others, are discussed more fully under the heading, “Risk Factors,” in Thoratec’s 10-K for the fiscal year ended January 3, 2004, and other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:	Media Contact Information:
Wayne Boylston	SusanBenton/Jennifer Chan
Chief Financial Officer	FischerHealth, Inc.
Thoratec Corporation	(310)577-7870, ext. 166/174
(925) 847-8600	sbenton@fischerhealth.com
jchan@fischerhealth.com

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June	December
	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$125,910	$62,020
Short-term available-for-sale investments	42,566	41,179
Restricted short-term investments	3,306	—
Receivables, net	27,694	27,969
Inventories	39,466	36,417
Other current assets	12,287	12,796

Total Current Assets	251,229	180,381
Property, plant and equipment, net	28,861	28,492
Goodwill	94,535	96,065
Purchased intangible assets	159,004	164,865
Restricted long-term investments	6,463	—
Other assets	12,032	6,328

TOTAL ASSETS	$552,124	$476,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$24,038	$22,772

Total Current Liabilities	24,038	22,772
Subordinated convertible notes	143,750	—
Long-term deferred tax liability and other	64,789	67,123

Total Liabilities	232,577	89,895
Shareholders’ Equity	319,547	386,236

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$552,124	$476,131

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June	June	June	June
	2004	2003	2004	2003
Product sales	$40,603	$36,156	$83,395	$72,218
Cost of product sales	16,314	14,651	34,035	29,542

Gross profit	24,289	21,505	49,360	42,676

Operating expenses:
Selling, general and administrative	13,774	11,169	26,787	21,229
Research and development	7,380	6,279	14,718	12,539
Amortization of purchased intangible assets	2,931	3,096	5,862	6,192
Legal settlement, restructuring and other costs	—	(67)	133	(124)

Total operating expenses	24,085	20,477	47,500	39,836

Income from operations	204	1,028	1,860	2,840
Interest and other income — net	57	649	521	1,160

Income before taxes	261	1,677	2,381	4,000
Income tax expense	54	654	881	1,560

Net income	$207	$1,023	$1,500	$2,440

Net income per share, basic and diluted	$0.00	$0.02	$0.03	$0.04

Shares used to compute net income per share:
Basic	53,722	55,394	54,907	55,226
Diluted	55,175	56,891	56,315	56,240

Reconciliation of Cash Earnings and Taxed Cash Earnings to GAAP Income Before Taxes

     This press release discloses “taxed cash earnings” which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that taxed cash earnings can be a useful measure for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with legal settlement, merger, restructuring, impairment of intangibles,. in process R&D and amortization of intangibles. However, this meaure should be considered in addition to, and not as a substitute, or a superior measure to, income before taxes or other measures of financial performance prepared in accordance with GAAP. Taxed cash earnings reconciles to GAAP income before taxes, as follows:

	Three Months Ended		Six Months Ended
	June	June	June	June
	2004	2003	2004	2003
Income before taxes as reported under GAAP	$261	$1,677	$2,381	$4,000
Adjustments to reconcile GAAP income before taxes with taxed cash earnings:
Amortization of purchased intangible assets	2,931	3,096	5,862	6,192
Legal settlement, restructuring and other costs	—	(67)	133	(124)

Cash earnings before taxes	3,192	4,706	8,376	10,068
Income tax	1,076	1,835	3,099	3,927

Taxed cash earnings	$2,116	$2,871	$5,277	$6,141

Taxed cash earnings per share:
Basic	$0.04	$0.05	$0.10	$0.11

Diluted	$0.04	$0.05	$0.09	$0.11